UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

ODYSIGHT.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42497	47-4257143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Abba Hillel Silver RD, Sasson Hugi Tower Ramat Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972 73 370-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ODYS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2026, Odysight.ai Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”), under which the Company may, from time to time, sell shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $20,000,000 (“Shares”) in “at the market offerings” through or to the Agent, as sales agent and/or principal. Sales can be made by any method deemed an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), or through privately negotiated transactions. Sales of the Shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the Agent.

The Company is not obligated to sell, and the Agent is not obligated to sell or offer to sell, any Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place. Each time the Company wishes to issue and sell the Shares under the Sales Agreement, the Company will provide the Agent with a placement notice describing the number or dollar value of Shares, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made. We or the Agent may suspend the offering of Shares pursuant to a placement notice upon notice and subject to other conditions. Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, and applicable state and federal laws, rules and regulations and the rules of the Nasdaq to sell the Shares under the terms and subject to the conditions of the placement notice.

The Agent will receive a commission from the Company of up to 3.0% of the gross proceeds of any Shares sold under the Sales Agreement. We have agreed to reimburse the Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $75,000, in connection with entering into the Sales Agreement and for the Agent’s reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $7,500.

Pursuant to the terms of the Sales Agreement, the Company agreed to indemnify the Agent against certain liabilities, including under the Securities Act or the Securities Exchange Act of 1934, as amended, or to contribute to payments that the Agent may be required to make because of such liabilities.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333- 293080), including a base prospectus contained therein, filed with the Securities and Exchange Commission on January 30, 2026, and declared effective on February 6, 2026.

The Sales Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Sales Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Sales Agreement, a copy of which is attached hereto as Exhibit 1.1.

The legal opinion and consent of Greenberg Traurig P.A. relating to the validity of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement by and between Odysight.ai Inc. and Roth Capital Partners, LLC dated June 5, 2026

5.1	Opinion of Greenberg Traurig P.A.

23.1	Consent of Greenberg Traurig P.A. (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSIGHT.AI INC.

Date: June 5, 2026	By:	/s/ Einav Brenner
	Name:	Einav Brenner
	Title:	Chief Financial Officer